EXHIBIT 99.1

Press Release

JUPITERMEDIA ANNOUNCES AGREEMENT TO SELL ITS SEARCH ENGINE STRATEGIES TRADE SHOWS AND THE CLICKZ.COM NETWORK OF WEB SITES

(New York, NY - August 2, 2005) - Jupitermedia Corporation (Nasdaq: JUPM) today announced that it has signed a definitive agreement to sell its Search Engine Strategies trade shows and its ClickZ.com Network of Web sites, including its well known SearchEngineWatch.com, for $43 million in cash, subject to certain post-closing adjustments. The purchaser is London Stock Exchange listed media company Incisive Media plc (INM.L). The transaction is expected to close in August 2005 and is subject to customary closing conditions.

“As Jupitermedia increasingly focuses its efforts on its commercial images operations, we have looked for ways to redeploy assets to more rapidly grow our JupiterImages division,” stated Alan M. Meckler, Chairman and CEO of Jupitermedia Corporation. “This sale is evidence of our intent to be even more aggressive in the licensing and distribution of commercial images. The funds received from the sale will strengthen our balance sheet and allow us to have greater buying power for more image acquisitions,” added Meckler.

The Jordan Edmiston Group, Inc. acted as financial advisor and Willkie Farr & Gallagher LLP provided legal representation to Jupitermedia for this transaction.

About Jupitermedia Corporation

Jupitermedia Corporation (Nasdaq: JUPM), (www.jupitermedia.com) headquartered in Darien, CT, is a leading global provider of original information, images, research and events for information technology, business and creative professionals. Jupitermedia includes JupiterImages, one of the leading images companies in the world with over 7.0 million images online serving creative professionals with brands like Brand X, FoodPix, Botanica, Nonstock, Comstock Images, Creatas Images, PictureQuest, Liquid Library, Thinkstock Images, Thinkstock Footage, Goodshoot Images, Photos.com, HemeraImages.com, Ablestock.com, PhotoObjects.net, Clipart.com and Animations.com; and JupiterWeb, the online media division of Jupitermedia which operates five distinct online networks: internet.com and EarthWeb.com for IT and business professionals; DevX.com for developers; ClickZ.com for interactive marketers; and Graphics.com for creative professionals. JupiterWeb properties include more than 170 Web sites and over 170 e-mail newsletters that are viewed by over 20 million users and generate over 300 million page views monthly. Jupitermedia also includes: JupiterResearch, a leading international research advisory organization specializing in business and technology market research in 18 business areas and 14 vertical markets; and JupiterEvents, which produces offline conferences and trade shows focused on IT and business-specific topics.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release which are not historical facts are “forward-looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The potential risks and uncertainties address a variety of subjects including, for example, the competitive environment in which Jupitermedia competes; the unpredictability of Jupitermedia’s future revenues, expenses, cash flows and stock price; Jupitermedia’s ability to integrate acquired businesses, products and personnel into its existing businesses; Jupitermedia’s dependence on a limited number of advertisers; and Jupitermedia’s ability to protect its intellectual property. For a more detailed discussion of such risks and uncertainties, refer to Jupitermedia’s reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. The forward-looking statements included herein are made as of the date of this press release, and Jupitermedia assumes no obligation to update the forward-looking statements after the date hereof.

CONTACT:

Lisa DiGiacomo

Marketing and Public Relations Associate

212-547-7938

ldigiacomo@jupitermedia.com

All current Jupitermedia press releases can be found online at

www.jupitermedia.com/corporate/press.html.